UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Linn Energy, LLC
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LINN ENERGY, LLC
600 Travis, Suite 7000
Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held on Thursday, January 18, 2007

Dear Unitholders:

You are cordially invited to attend a Special Meeting of Unitholders (the “Special Meeting”) of Linn Energy, LLC, a Delaware limited liability company (“Linn Energy”), which will be held on Thursday, January 18, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 7000, Houston, Texas 77002. The Special Meeting will be held for the following purposes:

1.	To vote upon (a) a change in the terms of our Class B Units to provide that each Class B Unit will automatically convert into one of our Units and (b) the issuance of 9,185,965 Units upon such conversion (the “Class B Conversion and Issuance Proposal”).

2.	A proposal to approve an amendment to the Linn Energy, LLC Long-Term Incentive Plan (the “LTIP”) to provide that not more than 1,500,000 of the total number of Units authorized to be issued under the LTIP may be issued as Restricted Units (the “LTIP Amendment Proposal”).

Our board of directors unanimously recommends that the unitholders approve the Class B Conversion and Issuance Proposal and the LTIP Amendment Proposal.

We are submitting the Class B Conversion Proposal and Issuance Proposal to you as a result of our sale of 9,185,965 Class B Units at $20.55 per Class B Unit to certain institutional investors. The sales price of the Class B Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class B Units to repay indebtedness outstanding under our bridge facility and our revolving credit facility, which were used to partially finance the acquisitions of certain affiliated entities of Blacksand Energy, LLC and certain Mid-Continent assets of Kaiser-Francis Oil Company. Concurrently with their acquisition of Class B Units on October 24, 2006, the institutional investors purchased 5,534,687 Units, the proceeds of which were also used to repay indebtedness.

We decided to issue Class B Units to expedite the repayment of our one-year bridge facility. Alternative sources of equity could have potentially been obtained, but at a risk of delaying the repayment of indebtedness. For example, to have issued all the requisite equity capital in the form of Units would have required a unitholder vote prior to such issuance under the Nasdaq Marketplace Rules and thereby delayed the repayment of indebtedness. The institutional investors agreed to accept Class B Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class B Units into Units no later than 90 days after acquisition of the Class B Units. We are now asking you for this approval.

If our unitholders approve the proposal, then the Class B Units will convert automatically into an equal number of Units. If our unitholders do not approve the proposal, then the Class B Units will continue to receive from us 115% of the per Unit distributions paid on the Units, reducing the amount of cash available for distribution on the Units. The failure to approve the proposal would have no effect on our prior repayment of indebtedness, our issuance of 5,534,687 Units to the institutional investors, the listing of these Units on The NASDAQ Global Market or our issuance of 9,185,965 Class B Units.

In addition, we are also asking you to approve the LTIP Amendment Proposal, which was previously approved and adopted by our Board of Directors, subject to unitholder approval. We believe that this amendment is necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors, employees and consultants of our company.

We urge you to read the accompanying Proxy Statement carefully as it sets forth important information about the Class B Conversion and Issuance Proposal, the LTIP Amendment Proposal and the Special Meeting. Adoption of the Class B Conversion and Issuance Proposal and the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all outstanding Units.

Only holders of record of Units at the close of business on December 12, 2006 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponement thereof. Units purchased by the institutional investors simultaneously with the Class B Units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ Global Market. A list of our holders will be available for examination at the Special Meeting and at Linn Energy’s office at least ten days prior to the Special Meeting.

By Order of the Board of Directors,

Roland P. Keddie
Secretary

Houston, Texas
December 18, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL ONE CLASS B CONVERSION AND ISSUANCE PROPOSAL
PROPOSAL TWO APPROVAL OF AMENDMENT TO THE LINN ENERGY, LLC LONG-TERM INCENTIVE PLAN
INTERESTS OF CERTAIN PERSONS
DESCRIPTION OF UNITS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SOLICITATION AND MAILING OF PROXIES
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
OTHER MATTERS FOR THE SPECIAL MEETING
First Amendment to Linn Energy, LLC Long-Term Incentive Plan
Linn Energy, LLC Long-Term Incentive Plan

LINN ENERGY, LLC
600 Travis, Suite 7000
Houston, Texas 77002

PROXY STATEMENT

Special Meeting of Unitholders
To Be Held on Thursday, January 18, 2007

This Proxy Statement, which was first mailed to our unitholders on December 18, 2006, is being furnished to you in connection with the solicitation of proxies by and on behalf of our board of directors for use at a Special Meeting of Unitholders (the “Special Meeting”) or at any adjournments or postponements thereof. The Special Meeting will be held on Thursday, January 18, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 7000, Houston, Texas 77002. Only holders of record of Units at the close of business on December 12, 2006 (the “Record Date”) are entitled to notice of, and are entitled to vote at, the Special Meeting and any adjournments or postponement thereof, unless such adjournment or postponement is for more than 45 days, in which event we will set a new record date. Units purchased simultaneously with our Class B Units are not entitled to vote on the Class B Conversion and Issuance Proposal (as defined herein) according to the rules of The NASDAQ Global Market. Unless the context requires otherwise, the terms “our,” “we,” “us” and similar terms refer to Linn Energy, LLC, together with its consolidated subsidiaries.

Proposals

At the Special Meeting of Unitholders, we are asking our Unitholders to consider and act upon a proposal to:

•	(a) change the terms of our Class B Units to provide that each Class B Unit will convert automatically into one of our Units and (b) issue 9,185,965 Units upon such conversion (the “Class B Conversion and Issuance Proposal”).

•	approve an amendment to the Linn Energy, LLC Long-Term Incentive Plan (the “LTIP”) to provide that not more than 1,500,000 of the total number of Units authorized to be issued under the LTIP may be issued as Restricted Units (the “LTIP Amendment Proposal”).

Quorum Required

The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding Units is necessary to constitute a quorum for purposes of voting on the Class B Conversion and Issuance Proposal at the Special Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

How to Vote

You may vote in person at the Special Meeting or by proxy. Even if you plan to attend the Special Meeting, we encourage you to complete, sign and return your proxy card in advance of the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, then we will give you a ballot at the meeting. However, if your Units are held in the name of a broker, then you must obtain from the brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the Units. Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your Units may be represented at the Special Meeting.

Revoking Your Proxy

You may revoke your proxy before it is voted at the Special Meeting as follows: (i) by delivering, before or at the Special Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Special Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting;

(iii) by attending the Special Meeting in person and voting, although your attendance at the Special Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your Units, then you must follow the directions received from your broker to change those instructions.

Outstanding Units Held on Record Date

As of the Record Date, there were 33,417,187 Units outstanding. Of the 33,417,187 Units outstanding as of the Record Date, 5,534,687 Units are not entitled to vote on the Class B Conversion and Issuance Proposal.

Units Owned by Our Affiliates as of the Record Date

As of the Record Date: (i) Quantum Energy Partners II, LP; and (ii) our directors and executive officers collectively held 14,706,343 Units. Please read “Security Ownership of Certain Beneficial Owners and Management.”

In conjunction with the sale of Class B Units and Units to the institutional investors, Quantum Energy Partners II, LP, Michael C. Linn, Kolja Rockov, Lisa D. Anderson and Roland P. Keddie entered into a voting agreement (the “Voting Agreement”), pursuant to which they agreed to vote all of the Units beneficially owned by them in favor of the conversion of the Class B Units into Units at any meeting of the unitholders convened to consider and vote upon the conversion of Class B Units to Units. Quantum Energy Partners II, LP, Michael C. Linn, Kolja Rockov, Lisa D. Anderson and Roland P. Keddie collectively held 14,676,093 as of the Record Date, representing approximately 52.6% of the outstanding Units (excluding the 5,534,687 Units purchased by institutional investors in the October 24, 2006 private placement) as of the Record Date.

Additionally, pursuant to the agreement among us and the institutional investors regarding the purchase of the Class B Units (the “Class B and Unit Purchase Agreement”), each of the institutional investors agreed to vote all of its Units, with the exception of the Units purchased in the private placement, which are not entitled to vote according to the rules of The NASDAQ Global Market, in favor of the conversion of the Class B Units into Units.

For additional copies of this Proxy Statement or proxy cards or if you have any questions about the Special Meeting, please contact Georgeson Inc., our proxy solicitor, at 17 State Street, New York, New York 10004. Banks and brokerage firms, please call 212-440-9800. Unitholders, please call Toll-Free 1-866-785-7361.

QUESTIONS AND ANSWERS

Q:	WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:	The purpose of the Special Meeting is for our unitholders to consider and act upon proposals to approve:

• (a) a change in the terms of our Class B Units to provide that each Class B Unit will automatically convert into one of our Units and (b) the issuance of additional Units upon such conversion. Upon approval of this proposal, each of the 9,185,165 Class B Units will convert into one Unit totaling 9,185,165 Units. We refer to this proposal in this proxy statement as the Class B Conversion and Issuance Proposal.

    We are submitting the Class B Conversion Proposal and Issuance Proposal to you as a result of our sale of 9,185,965 Class B Units at $20.55 per Unit to certain institutional investors. The sales price of the Class B Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class B Units to repay borrowings under our bridge facility and our revolving credit facility, which were used to partially finance the acquisitions of certain affiliated entities of Blacksand Energy, LLC and certain Mid-Continent assets of Kaiser-Francis Oil Company. Concurrently with their acquisition of Class B Units on October 24, 2006, the institutional investors purchased 5,534,687 Units, the proceeds of which were also used to repay indebtedness.

    We decided to issue Class B Units to expedite the repayment of our one-year bridge facility. Alternative sources of equity could have potentially been obtained, but at a risk of delaying the repayment of indebtedness. For example, to have issued all the requisite equity capital in the form of Units would have required a unitholder vote prior to such issuance under the Nasdaq Marketplace Rules and thereby delayed the repayment of indebtedness. The institutional investors agreed to accept Class B Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class B Units into Units no later than 90 days after acquisition of the Class B Units. We are now asking you for this approval.

• an amendment to the LTIP to provide that not more than 1,500,000 of the total number of Units authorized to be issued under the LTIP may be issued as Restricted Units.

Class B Conversion and Issuance Proposal

Q:	WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS B CONVERSION AND ISSUANCE PROPOSAL IS OBTAINED?

A:	Each outstanding Class B Unit will be converted automatically into one Unit upon approval and the new Units will be issued and listed on The NASDAQ Global Market. For purposes of future distributions, former Class B unitholders will become unitholders and will no longer be entitled to 115% of per Unit distributions. The voting power of each Unit will be decreased due to the conversion of nonvoting Class B Units to voting Units.

Q:	WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS B CONVERSION AND ISSUANCE PROPOSAL IS NOT OBTAINED?

A:	If our unitholders do not approve the conversion of Class B Units to Units, each Class B Unit will continue to receive 115% of the amount of distributions paid on each Unit. This distribution reduces the amount of cash available for distribution to unitholders. Upon written notice from the parties holding a majority of the Class B Units, a second vote will occur to consider conversion of Class B Units to Units. If approval is not obtained at the second vote, the proposal to convert Class B Units to Units will be voted upon at no more than two subsequent annual meetings of our unitholders.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE CLASS B CONVERSION AND ISSUANCE PROPOSAL?

A:	Adoption of the Class B Conversion and Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all Units entitled to vote at the Special Meeting with respect to the Class B Conversion and Issuance Proposal. Units purchased by the institutional investors simultaneously with the Class B Units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ Global Market. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

In conjunction with the sale of Class B Units and Units to the institutional investors, Quantum Energy Partners II, LP, Michael C. Linn, Kolja Rockov, Lisa D. Anderson and Roland P. Keddie entered into a voting agreement (the “Unitholder Voting Agreement”), pursuant to which they agreed to vote all of the Units beneficially owned by them in favor of the conversion of the Class B Units into Units at any meeting of the unitholders convened to consider and vote upon the conversion of Class B Units to Units. Quantum Energy Partners II, LP, Michael C. Linn, Kolja Rockov, Lisa D. Anderson and Roland P. Keddie collectively held 14,676,093 Units as of the Record Date, representing approximately 52.6% of the outstanding Units (excluding the 5,534,687 Units purchased by institutional investors in the October 24, 2006 private placement) as of the Record Date.

Additionally, pursuant to the Class B and Unit Purchase Agreement, each of the institutional investors agreed to vote all of its Units, with the exception of the purchased Units which are not entitled to vote according to the rules of The NASDAQ Global Market, in favor of the conversion of the Class B Units into Units.

Q:	WHAT ARE THE MATERIAL DIFFERENCES BETWEEN THE UNITS AND CLASS B UNITS?

A:	There are three material differences between the Units and the Class B Units.

•	First, the Units receive distributions of available cash from operating surplus in an amount equal to the quarterly distribution,which amount was $0.43 per Unit with respect to the third quarter of 2006. Each Class B Unit has the right to share in distributions on a pro rata basis with the Units, with the amount of any distributions on such Class B Unit equaling 115% of the quarterly cash distribution amount payable on each Unit.

•	Second, the Class B Units are non-voting. Unitholders holding Units have the right to vote their Units with respect to the election of our board of directors, certain amendments of our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

•	Third, the Units have a liquidation preference over the Class B Units, which means if we liquidate, then we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class B Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages

LTIP Amendment Proposal

Q:	WHAT HAPPENS IF THE LTIP AMENDMENT PROPOSAL IS APPROVED?

A:	We will use the additional Restricted Units deliverable under the LTIP to provide incentive to our officers, directors, employees and consultants for superior performance and to enhance our ability to attract and retain the services of individuals essential for our growth and profitability.

Q:	WHAT HAPPENS IF THE LTIP AMENDMENT PROPOSAL IS NOT APPROVED?

A:	As of the date hereof, we have made Restricted Unit awards under the LTIP of 298,909 Restricted Units in connection with hiring certain officers of Linn Energy, which does not include another 200,000 Restricted Units that will be awarded in December 2006 under the LTIP in connection with the appointment of Mark E. Ellis as our Executive Vice President and Chief Operating Officer. As a result, an aggregate of 1,091 Restricted Units are currently available for delivery with respect to awards under the LTIP out of the initial 500,000 Restricted Units authorized at the time of our initial public offering. Additionally, subject to your approval of the LTIP Amendment Proposal, our Compensation Committee has approved an aggregate of 400,500 Restricted Unit awards to certain of our executive officers and other employees. If the LTIP Amendment Proposal is not approved, then: (i) we will be unable to award Restricted Units under the LTIP beyond the current limitation because the Nasdaq Marketplace Rules require unitholder approval of material amendments to our LTIP; and (ii) the aggregate 400,500 Restricted Units approved by our Compensation Committee will not be awarded to certain of our executive officers and other employees. Once current availability of Restricted Units under the LTIP is exhausted, our Board of Directors would be required to consider making other awards under the LTIP to help attract, retain and motivate new employees and directors.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE LTIP AMENDMENT PROPOSAL?

A:	Adoption of the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all outstanding Units. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

The Special Meeting; Voting

Q:	WHO IS SOLICITING MY PROXY?

A:	We are sending you this Proxy Statement in connection with our solicitation of proxies for use at our Special Meeting of unitholders. Certain directors, officers and employees of Linn Energy and Georgeson Inc. may also solicit proxies on our behalf by mail, phone, fax or in person. You may obtain additional information regarding this Special Meeting from Georgeson Inc. as follows: 17 State Street, New York, New York 10004. Banks and brokerage firms, please call 212-440-9800. Unitholders, please call Toll-Free 1-866-785-7361.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The Special Meeting will be held on Thursday, January 18, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 7000, Houston, Texas 77002.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	Only holders of record of Units at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Units purchased by the institutional investors simultaneously with the Class B Units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ Global Market.

Q:	HOW DO I VOTE?

A:	After you read and carefully consider the information contained in this Proxy Statement, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your Units may be represented at the Special Meeting. You may also vote by attending the Special Meeting and voting your Units in person. Even if you plan to attend the Special Meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote by otherwise following the instructions on the proxy card in advance of the Special Meeting.

Q:	MAY I CHANGE MY VOTE AFTER RETURNING A PROXY CARD?

A:	Yes. To change your vote after you have submitted your proxy card, send in a later dated, signed proxy card to us or attend the Special Meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting. Please note that attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Q:	HOW DO I VOTE MY UNITS IF THEY ARE HELD IN “STREET NAME”?

A:	Your broker will not vote your Units unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions. If you have instructed your broker to vote your Units and wish to change those instructions before the vote at the Special Meeting, then you must follow the directions received from your broker.

PROPOSAL ONE

CLASS B CONVERSION AND ISSUANCE PROPOSAL

Background

We are submitting the Class B Conversion Proposal and Issuance Proposal to you as a result of our sale of 9,185,965 Class B Units at $20.55 per Unit to certain institutional investors. The sales price of the Class B Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class B Units to repay indebtedness outstanding under our bridge facility and our revolving credit facility, which were used to partially finance the acquisitions of certain affiliated entities of Blacksand Energy, LLC and certain Mid-Continent assets of Kaiser-Francis Oil Company. Concurrently with their acquisition of Class B Units on October 24, 2006, the institutional investors purchased 5,534,687 Units, the proceeds of which were also used to repay indebtedness.

We decided to issue Class B Units to expedite the repayment our one-year bridge facility. Alternative sources of equity could have potentially been obtained, but at a risk of delaying the repayment of indebtedness. For example, to have issued all the requisite equity capital in the form of Units would have required a unitholder vote prior to such issuance under the Nasdaq Marketplace Rules and thereby delayed the repayment of indebtedness. The institutional investors agreed to accept Class B Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class B Units into Units no later than 90 days after acquisition of the Class B Units. We are now asking you for this approval.

The Proposal

At the Special Meeting, our unitholders will consider and act upon a proposal to approve: (a) a change in the terms of our 9,185,965 Class B Units to provide that each Class B Unit will convert automatically into one Unit effective upon such approval and (b) our issuance of 9,185,965 Units upon conversion of the Class B Units.

Effects of Approval

If our unitholders approve the conversion of Class B Units at the Special Meeting, each outstanding Class B Unit will convert automatically into one Unit upon approval and will be listed on The NASDAQ Global Market. For purposes of future distributions, former Class B unitholders will become unitholders and will no longer be entitled to 115% of per Unit distributions. The voting power of each Unit will be decreased due to the conversion of nonvoting Class B Units to voting Units.

Effects of Failure to Approve

Each Class B Unit currently is entitled to receive 115% of the amount of distributions paid on each Unit. If our unitholders do not approve the conversion of Class B Units to Units, each Class B Unit will continue to receive 115% of the amount of distributions paid on each Unit. This distribution reduces the amount of cash available for unitholders. Upon written notice from the parties holding a majority of the Class B Units, a second vote will occur to consider conversion of Class B Units to Units. If approval is not obtained pursuant to the second vote, the proposal to convert Class B Units to Units will be voted upon at no more than two subsequent annual meetings of our unitholders.

The 115% distribution terminates if at any time there are no longer any Class B Units outstanding, which would occur upon the automatic conversion of the Class B Units into Units either (1) upon receipt of approval of the Class B Conversion and Issuance Proposal, whether at this Special Meeting or a subsequent meeting, or (2) if at any time unitholder approval is no longer required under the Nasdaq Marketplace Rules as a condition to the listing on the Nasdaq of the Units that would be issued upon such conversion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THE CLASS B CONVERSION AND ISSUANCE PROPOSAL.

Reasons for Board of Directors’ Recommendation

Our board of directors believes that the Class B Conversion and Issuance Proposal is in the best interests of our company and our unitholders and should be approved for the following reasons:

•	If our unitholders fail to approve the Class B Conversion and Issuance Proposal, each class B Unit will continue to be entitled to receive 115% of the amount of distributions paid on each Unit. This would reduce the amount of cash available to be distributed to the unitholders holding Units.

•	Issuance of all the requisite equity capital in the form of Units would have required a unitholder vote prior to such issuance under the Nasdaq Marketplace Rules and thereby delayed the repayment of indebtedness. Any delay in the repayment of indebtedness would have caused us to continue to incur interest expense at a rate higher than the cost of issuing the Class B Units. The institutional investors agreed to accept Class B Units in lieu of additional Units, provided we ask unitholders to approve the conversion of the Class B Units into Units no later than 90 days after acquisition of the Class B Units. We are now asking you for this approval.

•	If our unitholders fail to approve the Class B Conversion and Issuance Proposal at this Special Meeting, we have agreed to solicit our unitholders again at a subsequent Special Meeting. Any subsequent solicitation would result in additional costs and expenses to us and would decrease the amount of cash available to be distributed to our unitholders.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN

Pursuant to a recommendation of the Compensation Committee made in November 2006, the Board of Directors has approved an amendment to our LTIP, subject to unitholder approval. The Board of Directors believes that this amendment is necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors, employees and consultants of our company. If the amendment is approved, it will be effective as of the date of the Special Meeting of unitholders. The proposed amendment to the LTIP, if approved, will provide that not more than 1,500,000 of the total number of Units authorized to be issued under the LTIP may be issued as Restricted Units.

Adoption of the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of Units, provided that the total votes cast represent over 50% in interest of all our outstanding Units. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

For a more complete description of the LTIP Amendment, please read “Proposed Amendment to the LTIP” below and a copy of the First Amendment to the Linn Energy, LLC Long-Term Incentive Plan included as Annex A to this Proxy Statement (the “LTIP Amendment”). For a more complete description of the LTIP generally, please read “Summary Description of the Linn Energy Long-Term Incentive Plan” below. A copy of the LTIP is included as Annex B to this Proxy Statement. The statements made in this Proxy Statement with respect to the LTIP Amendment Proposal should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the LTIP and the LTIP Amendment, which are incorporated by reference herein from Annex A and Annex B.

Proposed Amendment to the LTIP

As of the date hereof, we have made Restricted Unit awards under the LTIP of 298,909 Restricted Units in connection with hiring certain officers of Linn Energy, which does not include another 200,000 Restricted Units that will be awarded in December 2006 under the LTIP in connection with the appointment of Mark E. Ellis as our Executive Vice President and Chief Operating Officer. As a result, an aggregate of 1,091 Restricted Units are currently available for delivery with respect to awards under the LTIP out of the initial 500,000 Restricted Units authorized at the time of our initial public offering. Based on our expectations regarding near-term awards, our Board of Directors does not believe that this amount is be sufficient. Additionally, subject to your approval of the LTIP Amendment Proposal, our Compensation Committee has approved an aggregate of 400,500 Restricted Unit awards to certain of our executive officers and other employees.

Effects of Approval

We will use the additional Units deliverable under the LTIP to provide incentive to our officers, directors, employees and consultants for superior performance and to enhance our ability to attract and retain the services of individuals essential for our growth and profitability. These amendments will be effective immediately upon the approval of our unitholders. The LTIP will continue to be administered under the direction of the Compensation Committee of our Board of Directors.

Effects of Failure to Approve

If the LTIP Amendment Proposal is not approved, then we will be unable to award Restricted Units under the LTIP beyond the current limitation because the NASDAQ Marketplace Rules require unitholder approval of material amendments to our LTIP. Once current availability of Restricted Units under the LTIP is exhausted, our Board of Directors would be required to consider making other awards under the LTIP to help attract, retain and motivate new employees and directors.

Summary Description of the Linn Energy, LLC Long-Term Incentive Plan

The LTIP consists of four components: Restricted Units, Phantom Units, Unit Options and unit appreciation rights. The LTIP currently limits the number of units that may be delivered pursuant to awards to 3,900,000 Units, provided that no more than 500,000 of such Units (as adjusted) may be issued as Restricted Units. Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards.

Unit Grants.  A unit grant is a unit that vests immediately upon issuance. In the future, the compensation committee may make unit grants under the plan to employees and members of our Board of Directors.

Unit Options.  A unit option is a right to purchase a unit at a specified price. In the future, the compensation committee may make option grants under the plan to employees and members of our Board containing such terms as the committee shall determine. Unit options will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the compensation committee, although vesting may accelerate upon the achievement of specified financial objectives. In addition, the unit options will become exercisable upon a change in control of our company, unless provided otherwise by the committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit options will be automatically forfeited unless, and to the extent, the option agreement or the compensation committee provides otherwise.

Upon exercise of a unit option (or a unit appreciation right, as defined below, settled in units), we will issue new units, acquire units on the open market or directly from any person or use any combination of the foregoing, in the compensation committee’s discretion. If we issue new units upon exercise of the unit options (or a unit appreciation right settled in units), the total number of units outstanding will increase. The availability of unit options and unit appreciation rights is intended to furnish additional compensation to employees and members of our Board of Directors and to align their economic interests with those of unitholders.

Restricted Units.  A restricted unit is a unit that vests over a period of time and that during such time is subject to forfeiture. In the future, the compensation committee may make additional grants of restricted units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. The compensation committee will determine the period over which restricted units (and distributions related to such units) will vest. The committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of our company, as defined in the plan, unless provided otherwise by the committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s restricted units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered as restricted units may be units issued by us, units acquired by us in the open market, units already owned by us, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon the grant of the restricted units, the total number of units outstanding will increase.

We intend the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our units. Therefore, plan participants will not pay any consideration for the units they receive, and we will receive no remuneration for the units.

Phantom Units.  A phantom unit entitles the grantee to receive a unit upon the vesting of the phantom unit or, in the discretion of the compensation committee, cash equivalent to the value of a unit. In the future, the compensation committee may make grants of phantom units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. The compensation committee will determine the period over which phantom units will vest. The committee may base its determination upon the achievement of specified financial objectives. In addition, the phantom units will vest upon a change of control of our company, unless provided otherwise by the committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s phantom units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered upon the vesting of phantom units may be units issued by us, units acquired by us in the open market, units already owned by us, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon vesting of the phantom units, the total number of units outstanding will increase. The compensation committee, in its discretion, may grant tandem distribution equivalent rights with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on units while the phantom units are outstanding.

We intend the issuance of any units upon vesting of the phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our units. Therefore, plan participants will not pay any consideration for the units they receive, and we will receive no remuneration for the units.

Unit Appreciation Rights.  A unit appreciation right is an award that, upon exercise, entitles the participant to receive the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in units, cash or a combination thereof, as determined by the compensation committee in its discretion. Initially, we do not expect to grant unit appreciation rights under our long-term incentive plan. In the future, the compensation committee may make grants of unit appreciation rights under the plan to employees, consultants and directors containing such terms as the committee shall determine. Unit appreciation rights will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit appreciation rights will become exercisable over a period determined by the compensation committee. In addition, the unit appreciation rights will become exercisable upon a change in control of our company, unless provided otherwise by the committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit appreciation rights will be automatically forfeited unless, and to the extent, the grant agreement or compensation committee provides otherwise.

Benefits Under the LTIP for 2007.  Subject to unitholder approval of the LTIP Amendment Proposal, on December 6, 2006, the Compensation Committee of our Board of Directors approved restricted unit awards to certain of our executive officers and other employees. The following table sets forth the number of the restricted units that have been awarded (subject to your approval of the LTIP Amendment Proposal) to the following: (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

Name and Position	Number of Restricted Units

Michael C. Linn, Chairman of the Board and Chief Executive Officer	150,000
Kolja Rockov, Executive Vice President and Chief Financial Officer	140,000
Mark E. Ellis(1), Executive Vice President and Chief Operating Officer	—
Thomas A. Lopus, Senior Vice President — Operations	15,000
Roland P. Keddie, Senior Vice President and Secretary	15,000
Lisa D. Anderson, Senior Vice President and Chief Accounting Officer	15,000
Executive Group	335,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	49,000

(1)	Mr. Ellis will commence employment with our company on December 18, 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THE LTIP AMENDMENT PROPOSAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Reasons for Board of Directors’ Recommendation

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

•	attract new employees and executives with competitive compensation packages;

•	retain our existing executives who are attractive candidates to other companies in our industries;

•	motivate and recognize our directors, officers, employees and consultants; and

•	ensure the availability of incentive awards for employees we hire as a result of acquisitions.

INTERESTS OF CERTAIN PERSONS

In considering the recommendation of our board of directors to approve the Class B Conversion and Issuance Proposal, you should be aware that if the Class B Conversion and Issuance Proposal is approved at our Special Meeting, the Class B Unitholders will receive Units. The Units will be listed on The NASDAQ Global Market and will therefore be a more liquid security than the Class B Units. Our other unitholders will not receive any additional securities or other consideration if the Class B Conversion and Issuance Proposal is approved.

You should also be aware that, upon conversion of the Class B Units to Units, Quantum Energy Partners II LP will own 23.84% of our outstanding Units, Michael C. Linn will own 8.67% of our outstanding Units and Lehman Brothers MLP Partners, L.P. will own 5.2% of our outstanding Units.

DESCRIPTION OF UNITS

Units

The Units represent limited liability company interests in us. The holders of Units are entitled to participate in distributions and exercise the rights or privileges available to unitholders under our limited liability company agreement.

Distributions

The Units currently receive distributions of available cash from operating surplus in an amount equal to the quarterly distribution, which amount was $0.43 per Unit with respect to the third quarter of 2006. The amount of available cash, if any, at the end of any quarter may be greater or less than the current aggregate quarterly distribution to be distributed on all units.

Voting Rights

Unitholders have the right to vote with respect to the election of our board of directors, certain amendments of our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Dissolution and Liquidation

If we liquidate, we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class B Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages.

No Preemptive Rights

Holders of Units are not entitled to preemptive rights with respect to issuances of additional securities by us.

Class B Units

We amended our limited liability company agreement in connection with the private placement to create a new series of units designated as Class B Units. The Class B Units, together with our Units, represent membership interests in us. Unlike the Units, the Class B Units are not publicly traded.

Conversion

Upon approval of the Class B Conversion and Issuance Proposal, each Class B Unit will convert automatically into one Unit and none of the Class B Units will remain outstanding. If unitholder approval is not received, then each Class B Unit will remain outstanding and will continue to receive distributions of 115% of the amount of distributions paid on each Unit.

Distributions

Each Class B Unit has the right to share in distributions on a pro rata basis with the Units, with the amount of any distributions on such Class B Unit equaling 115% of the quarterly cash distribution amount payable on each Unit.

Voting Rights

Class B Units are non-voting except that the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of interests or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter upon which the holders of Class B Units are entitled to vote.

Dissolution and Liquidation

If we liquidate, we will allocate gain and loss to entitle the holders of Units a preference over the holders of Class B Units to the extent required to permit the unitholders to receive their unrecovered initial Unit price, plus the initial quarterly distribution for the quarter during which liquidation occurs, plus any arrearages for the unitholders.

No Preemptive Rights

Holders of Class B Units, like holders of Units, are not entitled to preemptive rights with respect to issuances of additional securities by us.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for services rendered in all capacities to Linn Energy, LLC and its subsidiaries for the years ended December 31, 2005 and 2004 for our President and Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation
				Other Annual		All Other
	Year	Salary ($)	Bonus ($)	Compensation(1) ($)		Compensation (2) ($)

Michael C. Linn	2005	200,000	—	—		$8,400
President and Chief Executive	2004	18,750	200,000	—		—
Officer
Kolja Rockov(3)	2005	159,848	100,000	—		$—
Executive Vice President and	2004	—	—			—
Chief Financial Officer
Gerald W. Merriam(4)	2005	140,000	50,000	—		$8,400
Executive Vice President —	2004	115,572	50,000			—
Engineering Operations
Roland P. Keddie	2005	130,000	40,000	—		$7,200
Senior Vice President —	2004	105,000	50,000			—
Secretary
Donald T. Robinson(5)	2005	70,833	40,000	34,021	(6)	$2,817
Chief Accounting Officer	2004	—	—	—		—

(1)	Except as described, the value of perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2)	Amounts shown reflect company matching contributions under our 401(k) Plan.

(3)	Mr. Rockov commenced employment with us in March 2005.

(4)	Effective April 7, 2006, Mr. Merriam resigned his position with our company.

(5)	Mr. Robinson commenced employment with us in April 2005 and resigned his position with our company in June 2006.

(6)	Amount represents a reimbursement by our company of relocation costs and expenses.

Employment Agreements; Change-of-Control Arrangements

We have entered into an employment agreement with Michael C. Linn, our Chairman, President and Chief Executive Officer, effective upon the closing of our initial public offering on January 19, 2006. Mr. Linn’s employment agreement provides for an annual base salary of $1.00 for the first 12 months and $250,000 thereafter subject to annual increase. Mr. Linn’s employment agreement also provides for incentive compensation payable at the discretion of our Board of Directors. In addition, under his employment agreement, Mr. Linn received, upon completion of our initial public offering, an option to purchase 111,250 units at an exercise price of $21.00 per unit and a one-time cash bonus in the amount of $500,000. Mr. Linn will also receive, if he remains employed by us at such time, a grant of 625,781 units on the first anniversary of the completion of our initial public offering.

The unit grant will be fully vested upon issuance. The unit option award vests in equal annual installments over three years and will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Linn’s death or disability.

The employment agreement also provides for piggyback registration rights with respect to the units to be issued pursuant to the unit option and unit grant following the earlier to occur of 18 months after our initial public offering or the date on which Quantum Energy Partners holds less than 50% of the units it owned immediately following our initial public offering.

In the event of termination by us other than for cause or termination by Mr. Linn for good reason, his employment agreement provides for severance payments in 24 monthly installments at an annual base salary of $250,000 if his employment is terminated in the first 12 months and at his highest base salary in effect at any time during the 36 months prior to the date of termination if terminated thereafter. If, within one year of a change of control, we terminate his employment other than for cause or Mr. Linn terminates his employment for good reason, he will be entitled to receive a lump-sum payment equal to $750,000. The employment agreement prohibits Mr. Linn from soliciting any of our employees or customers as well as from competing with us for a period of two years. The non-compete provision will not be applicable if we terminate Mr. Linn within one year of a change of control.

We entered into an employment agreement effective as of December 18, 2006 with Mark E. Ellis, our Executive Vice President and Chief Operating Officer. Mr. Ellis’ employment agreement provides for an annual base salary of not less than: (i) $250,000 for 2007 and (ii) $300,000 for 2008, in each case subject to annual increase, and a one-time bonus of $250,000, payable within five business days after January 1, 2007. Mr. Ellis is also entitled to receive a guaranteed bonus of not less than 100% of his then current annual base salary with respect to the fiscal year ending December 31, 2007 and December 31, 2008. Thereafter, Mr. Ellis will be eligible for incentive compensation payable at the discretion of our board of directors. Mr. Ellis also is entitled to receive: (i) an option awarded under the Linn Energy, LLC Long Term Incentive Plan as of the effective date to purchase 50,000 units at an exercise price equal to the fair market value of our units on the date of grant, which are expected to vest one-third on January 1, 2007, one-third on January 1, 2008, and the remaining one-third on January 1, 2009; and (ii) a grant of 200,000 restricted units awarded under the incentive plan as of the effective date, one-half of which are expected to vest on January 1, 2007, one-quarter of which are expected to vest on January 1, 2008 and one-quarter of which are expected to vest on January 1, 2009. On the first anniversary of the effective date, Mr. Ellis is also entitled to receive an option award under the incentive plan to purchase 50,000 units at an exercise price equal to the fair market value of our units on the date of grant, which are expected to vest one-third at the end of each twelve-month period following the award. Not later than January 1, 2008, Mr. Ellis is also entitled to receive a grant of 100,000 restricted units awarded under the incentive plan, which are expected to vest one-third on January 1, 2008, one-third on January 1, 2009, and the remaining one-third on January 1, 2010. The options and restricted units will vest in full upon a change of control or a termination of Mr. Ellis’ employment by us without cause, termination of employment by Mr. Ellis with good reason or upon Mr. Ellis’ death or disability.

In the event of termination of Mr. Ellis’ employment by us other than for cause or termination by Mr. Ellis for good reason, the employment agreement provides for severance payments, if prior to the first anniversary of the effective date, in 12 monthly installments, and if on or after the second anniversary of the effective date, in 24 monthly installments, in an amount equal to one-twelfth (1/12th) of his highest base salary in effect at any time during the 36 months prior to the date of termination. In the event of termination by of Mr. Ellis’ employment by us other than for cause or termination by Mr. Ellis for good reason, on or prior to December 31, 2007, he will also be entitled to a cash payment equal to his pro-rata guaranteed bonus.

If, within one year of a change of control, we terminate his employment other than for cause or Mr. Ellis terminates his employment for good reason, Mr. Ellis will be entitled to receive a lump-sum payment equal to his highest base salary if prior to the first anniversary of the effective date, and two times his highest base salary if on or after the first anniversary of the effective date.

Mr. Ellis’ employment agreement prohibits him from soliciting any of our employees or customers as well as from competing directly with us for a period of one year following termination of employment. The non-compete provision will not be applicable if Mr. Ellis is terminated within one year of a change of control.

We entered into an employment agreement effective as of September 15, 2005 with Kolja Rockov, our Executive Vice President and Chief Financial Officer. Mr. Rockov’s employment agreement provides for an annual base salary of $200,000 subject to annual increase, plus a guaranteed cash bonus of not less than $100,000 for the fiscal year ending December 31, 2005, and incentive compensation payable at the discretion of our Board of Directors for the remainder of the term of employment. In addition, under his employment agreement, Mr. Rockov received, upon completion of our initial public offering, a grant of an aggregate 343,364 units and restricted units and an option to purchase 111,250 units at an exercise price of $21.00 per unit. Mr. Rockov also received a one-time cash bonus in the amount of $1.5 million.

The restricted unit award vests in equal installments over two years and the unit option award vests in equal annual installments over three years. The restricted unit and the unit option award will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Rockov’s death or disability.

Mr. Rockov’s employment agreement also provides for piggyback registration rights with respect to the units to be issued pursuant to the unit option, unit grant and the restricted unit awards following the earlier to occur of 18 months after our initial public offering or the date on which Quantum Energy Partners holds less than 50% of the units it owned immediately following our initial public offering.

In the event of termination of Mr. Rockov by us other than for cause or termination by Mr. Rockov for good reason, his employment agreement provides for severance payments in 24 monthly installments at his highest base salary in effect at any time during the 36 months prior to the date of termination. If, within one year of a change of control, we terminate Mr. Rockov’s employment other than for cause or he terminates his employment for good reason, he will be entitled to receive a lump-sum payment equal to 36 months of his highest annual base salary during the prior 36 months. The employment agreement prohibits Mr. Rockov from soliciting any of our employees or customers as well as from competing with us for a period of two years. The non-compete provision will not be applicable if we terminate Mr. Rockov within one year of a change of control.

We entered into an employment agreement, effective as of April 3, 2006, with Thomas A. Lopus, our Senior Vice President — Operations. Mr. Lopus’ employment agreement provides for an annual base salary of $175,000 subject to annual increase. Mr. Lopus’ employment agreement also provides for a guaranteed bonus in 2006 of not less than $125,000 and thereafter, incentive compensation payable at the discretion of our Board of Directors. In addition, under the employment agreement Mr. Lopus is entitled to receive:

•	an option to purchase 50,000 units at an exercise price of $19.74 per unit subject to a service based three-year vesting schedule;

•	a second option to purchase 25,000 units at an exercise price of $19.74 per unit subject to a specified service requirement and a performance based vesting schedule; and

•	a grant of 20,000 restricted units subject to a specified service requirement and a performance based vesting schedule.

The service based option will vest in equal annual installments over three years and will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Lopus’ death or disability.

The performance based unit option award and restricted unit grant vest upon the later of the date the performance goal for each tier is achieved, and the date of the required service period for each tier set forth in the third column of the following schedule:

Tier	Performance Goal	Service Period
Company’s annualized
distribution rate is at least:

Tier A	$1.92 per unit	March 31, 2007
Tier B	$2.30 per unit	March 31, 2008
Tier C	$2.76 per unit	March 31, 2009

In the event the performance goal applicable to a particular tier is not met on or before December 31, 2009, that tier shall be forfeited as of December 31, 2009. Upon a change of control or a termination without cause, with good reason or upon Mr. Lopus’ death or disability the performance awards vest to the extent that the applicable performance goals set have been met with respect to each tier on or before the date of termination.

In the event of termination by us other than for cause or termination by Mr. Lopus for good reason, his employment agreement provides for severance payments, if prior to the April 3, 2007, in 12 monthly installments and, if after April 3, 2007, in 24 monthly installments in an amount equal to one-twelfth (1/12th) of his highest base salary in effect at any time during the 36 months prior to the date of termination. In the event of termination by us other than for cause or termination by Mr. Lopus for good reason, on or prior to December 31, 2006 he will be entitled to a cash payment equal to his pro-rata guaranteed bonus. If, within one year of a change of control, we terminate his employment other than for cause or Mr. Lopus terminates his employment for good reason, he will be entitled to receive a lump-sum payment equal to, his highest base salary if prior to April 3, 2007, two times his highest base salary if on or after April 3, 2007 and our annualized distribution rate at the time of the change of control is at least $2.30 per unit, three times his highest base salary if on or after April 3, 2008 and before December 31, 2009 and our annualized distribution rate at the time of the change of control is at least $2.76 per unit or up to three times his highest base salary if on or after December 31, 2009 depending upon whether or not the foregoing specified annual distribution rates were achieved by us in the specified time periods set forth above.

Mr. Lopus’ employment agreement prohibits Mr. Lopus from soliciting any of our employees or customers as well as from competing with us for a period of two years. The non-compete provision will not be applicable if we terminate Mr. Lopus within one year of a change of control.

On July 7, 2006, we entered into an employment agreement with Lisa D. Anderson, our Senior Vice President and Chief Accounting Officer, effective July 17, 2006. Ms. Anderson’s employment agreement provides for an annual base salary of $175,000, subject to annual increase, and a one-time bonus of $100,000, payable within thirty days of the effective date. Ms. Anderson is also entitled to receive a guaranteed bonus of not less than $62,500 with respect to the fiscal year ending December 31, 2006, and not less than $125,000 with respect to the fiscal year ending December 31, 2007. Thereafter, she will be eligible for incentive compensation payable at the discretion of our Board of Directors. Ms. Anderson also received an option awarded under the Linn Energy, LLC Long-Term Incentive Plan to purchase 50,000 units at an exercise price equal to the fair market value of our units on the date of grant and subject to a service-based vesting schedule. Ms. Anderson also received a grant of 50,000 restricted units awarded under the Long-Term Incentive Plan, subject to a service-based vesting schedule. The option and restricted unit awards are expected to vest one-third on January 1, 2007, one-third on January 1, 2008, and the remaining one-third on January 1, 2009. The options and restricted units will vest in full upon a change of control or a termination of Ms. Anderson’s employment by us without cause, termination of employment by Ms. Anderson with good reason or upon Ms. Anderson’s death or disability.

In the event of termination of Ms. Anderson’s employment by us other than for cause or termination by Ms. Anderson for good reason, Ms. Anderson’s employment agreement provides for severance payments, if prior to the first anniversary of the effective date, in twelve monthly installments, and if on or after the second anniversary of the effective date, in twenty-four monthly installments, in an amount equal to one-twelfth (1/12th) of her highest base salary in effect at any time during the thirty-six months prior to the date of termination. In the event of termination of Ms. Anderson’s employment by us other than for cause or termination by Ms. Anderson for good reason, on or prior to December 31, 2007, she will also be entitled to a cash payment equal to her pro-rata guaranteed bonus.

If, within one year of a change of control, we terminate her employment other than for cause or Ms. Anderson terminates her employment for good reason, she will be entitled to receive a lump-sum payment equal to her highest base salary if prior to the first anniversary of the effective date, and two times her highest base salary if on or after the first anniversary of the effective date.

Ms. Anderson’s employment agreement prohibits her from soliciting any of our employees or customers as well as from competing directly with us for a period of two years following termination of employment. The non-compete provision will not be applicable if Ms. Anderson is terminated within one year of a change of control.

Effective April 14, 2006, we entered into a separation agreement and general release with Gerald W. Merriam, formerly our Executive Vice President — Engineering Operations. Under the terms of Mr. Merriam’s separation agreement, Mr. Merriam received a severance payment of $217,600 less all applicable withholdings.

Mr. Merriam has agreed to release us and our predecessors, successors, affiliates, shareholders, unitholders, directors, officers, employees and agents from all claims arising from the beginning of time to the date of Mr. Merriam’s separation agreement, including but not limited to claims relating to Mr. Merriam’s employment relationship with us, termination of such relationship and his capacity as a unitholder of our company.

Additionally, Mr. Merriam has agreed to make himself available to us from time to time for a period not to exceed one year to provide consulting services to our company at a rate of $100 per hour.

On June 5, 2006, we entered into a separation agreement and general release with Donald T. Robinson, formerly our Chief Accounting Officer. Under the terms of Mr. Robinson’s separation agreement, Mr. Robinson received a severance payment of $65,000 less all applicable withholdings.

Mr. Robinson has agreed to release us and our predecessors, successors, affiliates, shareholders, unitholders, directors, officers, employees and agents from all claims arising from the beginning of time to the date of Mr. Robinson’s separation agreement, including but not limited to claims relating to Mr. Robinson’s employment relationship with us, termination of such relationship and his capacity as a unitholder of our company.

Additionally, Mr. Robinson has agreed to make himself available to us from time to time for a period not to exceed one year to provide consulting services to us at a rate of $100 per hour.

Director Compensation

On August 3, 2006, the Compensation Committee of our Board of Directors approved the award of 3,000 phantom units to each of our independent directors. The phantom units were granted under the LTIP. Under the terms of the grant agreement, the forfeiture restrictions on the phantom units lapse on the first anniversary of the grant date, provided that such director continues to serve on the Board of Directors on such date, or such director stood for re-election to the Board of Directors but was not elected. Additionally, if a director’s service on the Board of Directors is terminated for cause at anytime after the grant date and regardless of whether the restricted period has terminated, then all phantom units awarded under the grant agreement shall be forfeited. The forfeiture restrictions on the phantom units will not lapse upon a change of control. With respect to phantom units that vest, payment in respect of such units shall be made in unrestricted Units, which payment shall be deferred until the earliest of such director’s separation from service, death, disability or an unforeseen emergency. Our compensation policy for independent directors in 2007 has not been determined.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our units, as of the Record Date, by:

•	each person known by us to beneficially own 5% or more of our units;

•	each member of our Board of Directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the Record Date. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

	Units	Percentage
	to be	of Units to be
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned(2)	Owned(2)

Quantum Energy Partners(3)	10,144,585	36.4%
Michael C. Linn	3,662,122	13.2%
Kolja Rockov(4)	343,764	1.2%
Gerald W. Merriam(5)	475,622	1.7%
Roland P. Keddie	475,622	1.7%
Donald T. Robinson(6)	1,200	*
Alan L. Smith(7)	10,144,585	36.4%
George A. Alcorn(8)	12,000	*
Terrence S. Jacobs(8)	17,750	*
Jeffrey C. Swoveland(8)	10,000	*
All executive officers and directors as a group (10 persons)(9)	14,736,343	52.8%

*	Less than 1% of class.

(1)	The address of each beneficial owner, unless otherwise noted, is c/o Linn Energy, LLC, 650 Washington Road, 8th Floor, Pittsburgh, PA 15228.

(2)	Does not include 5,534,687 Units and 9,185,965 Class B Units purchased by institutional investors on October 24, 2006.

(3)	Based solely on information furnished in the Schedule 13D/ A (Amend. No. 1) filed by QEP, QEM-LP and QEM-LLC (each as defined below) with the SEC on February 17, 2006. Quantum Energy Partners owns its units through Quantum Energy Partners II, LP (“QEP”). QEP is controlled by its general partner, Quantum Energy Management II, LP (“QEM-LP”), which is controlled by its general partner, Quantum Energy Management II, LLC (“QEM-LLC”), an affiliate of Quantum Energy Partners. QEP, QEM-LP and QEM-LLC can be contacted at the following address: c/o Quantum Energy Partners, 777 Walker Street, Suite 2530, Houston, Texas 77002.

(4)	Includes 228,909 restricted units that vest in equal installments over a two-year period and 400 units as custodian under certain UGMA accounts for immediate family members as to which Mr. Rockov disclaims beneficial ownership.

(5)	Mr. Merriam resigned from our company in April 2006.

(6)	Mr. Robinson resigned from our company in June 2006.

(7)	Includes 10,144,585 units beneficially owned by Quantum Energy Partners and affiliated entities as described in note (2) above. Mr. Smith, a principal of Quantum Energy Partners, could be deemed to beneficially own the units held by Quantum Energy Partners II, LP. Mr. Smith disclaims beneficial ownership in the reported securities in excess of his indirect pecuniary interest in the securities. Mr. Smith can be contacted at the following address: 777 Walker Street, Suite 2530, Houston, Texas 77002.

(8)	Includes 10,000 units receivable upon the exercise of a unit option that is exercisable within 60 days of the date of the table set forth above.

(9)	Includes 10,144,585 units beneficially owned by Quantum Energy Partners and its affiliated entities which could be deemed to be beneficially owned by our director, Alan L. Smith, a Managing Director of Quantum Energy Partners, as to which Mr. Smith disclaims beneficial ownership in excess of his indirect pecuniary interest. Also includes an aggregate of 30,000 units receivable upon the exercise of options that are held by certain of our directors and that are exercisable within 60 days of the date of the table set forth above. Excludes 475,622 units beneficially owned by Mr. Merriam and 1,200 Units beneficially owned by Mr. Robinson.

SOLICITATION AND MAILING OF PROXIES

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our Units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

We have retained Georgeson Inc. to aid in the solicitation of proxies, for which we will pay approximately $8,500, plus certain other fees and out of pocket expenses, for all of these solicitation services. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense. If a unitholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Special Meeting by the individual or individuals representing such unitholder.

If a unitholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Special Meeting by the individual or individuals representing such unitholder.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and Proxy Statements with the SEC. Our SEC filings are available to the public via the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.linnenergy.com, where we post our SEC filings.

You may also request a copy of our filings, without charge, by calling our Investor Relations at (713) 223-0880 or write to Investor Relations, 600 Travis, Suite 7000, Houston, Texas 77002.

If you would like to request documents from us, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of the documents before the Special Meeting.

You should rely only on the information contained in this Proxy Statement to vote your Units at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

OTHER MATTERS FOR THE SPECIAL MEETING

As of the date of this Proxy Statement, our board of directors knows of no matters to be acted upon at the Special Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the Special Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Special Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Roland P. Keddie
Secretary

Houston, Texas
December 18, 2006

ANNEX A

First Amendment to
Linn Energy, LLC Long-Term Incentive Plan

WHEREAS, Linn Energy, LLC (the “Company”) maintains the Linn Energy, LLC Long-Term Incentive Plan (the “LTIP”) for the purpose of granting Awards thereunder to Employees and Directors of the Company and its Affiliates who perform services for the Company and its Affiliates; and

WHEREAS, the Company desires to amend the Plan to increase the number of Restricted Units that may be awarded under the Plan.

NOW, THEREFORE, the following provisions of the Plan shall be amended to read as follows:

4.	Units.

(a) Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 3,900,000, except that no more than 1,500,000 Units in the aggregate may be issued under the Plan as Restricted Units. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, or if the maximum number of Units delivered is reduced for any reason other than tax withholding or payment of the exercise price, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.

All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

Executed this          , 2007.

Linn Energy, LLC

By:
Kolja Rockov
Executive Vice President and
Chief Financial Officer

A-1

ANNEX B

Linn Energy, LLC
Long-Term Incentive Plan

1.	Purpose of the Plan.

The Linn Energy Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Linn Energy, LLC, a Delaware limited liability company (the “Company”), by providing to employees, consultants, and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Restricted Unit, Unit Grant, Phantom Unit or Unit Appreciation Right granted under the Plan, and shall include tandem DERs granted with respect to an Option, Phantom Unit or Unit Appreciation Right.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following events:

(i) the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors; provided, however, that any acquisition of securities from QEP will be disregarded for purposes of determining whether a Change of Control has occurred; or

(ii) the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were the members of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(iii) the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all our assets to any Person or its Affiliates, other than the Company or its Affiliates; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the initial public offering of the Company’s equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination or (C) are among the five original independent directors of the Company, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in

Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

(v) the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Company.

Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Company or any of its Affiliates as a consultant or advisor, as applicable, provided that such individual is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, Unit Appreciation Right or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who perform services for the Company and its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC, as it may be subsequently amended or restated from time to time.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Phantom Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.

“QEP” means Quantum Energy Partners II, LP, a Delaware limited partnership.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.

“Unit” means a Unit of the Company.

“Unit Appreciation Right” (UAR) means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.

“Unit Grant” means an Award of an unrestricted Unit.

3.	Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

4.	Units.

(a) Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 3,900,000, except that no more than 500,000 Units in the aggregate may be issued under the Plan as Restricted Units. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, or if the maximum number of Units delivered is reduced for any reason other than tax withholding or payment of the exercise price, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.

(b) Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Company or any other Person, newly issued Units or any combination of the foregoing as determined by the Committee in its sole discretion.

(c) Adjustments.  In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number and, provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award or (ii) except as permitted in Section 7(c), materially reduce the benefit to the Participant without the consent of the Participant.

5.	Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.	Awards.

(a) Options.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price.  The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.

(iii) Forfeiture.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to the date an Option becomes exercisable, all Options shall be forfeited by the Participant. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv) DERs.  To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(b) Restricted Units and Unit Grants.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Unit Grants shall be granted, the number of Restricted

Units and/or Unit Grants to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether UDRs are granted with respect to Restricted Units.

(i) UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

(ii) Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii) Lapse of Restrictions.  Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(c) Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i) DERs.  To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding any other provision of the Plan to the contrary, any grant of DERs with respect to Phantom Units shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply.

(ii) Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii) Lapse of Restrictions.  Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(d) Unit Appreciation Rights.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price.  The exercise price per Unit Appreciation Right shall be not less than its Fair Market Value as of the date of grant.

(ii) Vesting/Time of Payment.  The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and the time or times at which a Unit Appreciation Right shall be paid in whole or in part.

(iii) Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights, in which case, such Unit Appreciation Rights shall be deemed vested upon termination of employment or service and paid as soon as administratively practical thereafter.

(iv) Unit Appreciation Right DERs.  To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(e) General.

(i) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(e)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(e)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

(iv) Unit Certificates.  All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee determines.

(vi) Delivery of Units or Other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii) Change of Control.  Unless specifically provided otherwise in the Award Agreement, upon a Change of Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option or UAR is not exercised, or a Phantom Unit or Restricted Unit does not vest, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit.

7.	Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan.  Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards Subject to Section 7(a).  The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant and no change may be made which would cause any Participant to be subject to excise tax under Section 409A of the Code.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan or such Award.

8.	General Provisions.

(a) No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Section 409A of the Code.  Notwithstanding anything in this Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award or to require the Participant’s consent.

(f) Severability.  If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(h) No Trust or Fund Created.  Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(i) No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(l) Participation by Affiliates.  In making Awards to Consultants and Employees employed by an Affiliate, the Committee shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse the Affiliate for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(m) Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n) No Guarantee of Tax Consequences.  None of the Board, the Company, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

9.	Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Proxy — Linn Energy, LLC

PROXY FOR SPECIAL MEETING OF UNITHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael C. Linn and Kolja Rockov, and each of them, with or without the other, proxies, with full power of substitution, to vote all units that the undersigned is entitled to vote at the 2007 Special Meeting of Unitholders of Linn Energy, LLC (the “Company”), to be held on Thursday, January 18, 2007, at 10:00 a.m., Central Standard Time, at 600 Travis, Suite 7000, Houston, Texas 77002, and all adjournments and postponements thereof as follows:
1.	To change the terms of Class B Units to provide that each Class B Unit will automatically convert into one Unit and to issue additional Units upon such conversion.

2.	To amend the LTIP to provide that not more than 1,500,000 of the total number of Units authorized to be issued under the LTIP may be issued as Restricted Units.
This Proxy is revocable and will be voted as you specify on the reverse side hereof. If no specification is made with regard to the proposals, this
Proxy will be voted FOR the proposals. Receipt of the Notice of the Special Meeting and the related Proxy Statement is hereby acknowledged.
FOR CERTAIN IMPORTANT VOTING RESTRICTIONS AND LIMITATIONS, PLEASE READ THE REVERSE SIDE OF THIS PROXY CARD BEFORE YOU VOTE YOUR UNITS ON THE PROPOSALS.
(continued on reverse side)

Linn Energy, LLC	(BAR CODE)

MR A SAMPLE
DESIGNATION (IF ANY)
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(BAR CODE)

000000000.000 ext
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C 1234567890 JNT

(BAR CODE)

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A	Proposals
The Board of Directors unanimously recommends that unitholders vote “FOR” approval of Proposal One and Proposal Two.

		For	Against	Abstain

1.	Class B Conversion and Issuance Proposal (as defined in Proxy Statement).	☐	☐	☐

2.	LTIP Amendment Proposal (as defined in Proxy Statement).	☐	☐	☐

VOTING RESTRICTIONS AND LIMITATIONS:
PROPOSAL ONE: IF YOU ARE THE HOLDER OF UNITS PURCHASED SIMULTANEOUSLY WITH CLASS B UNITS ON OCTOBER 24, 2006, THEN YOUR EXECUTION OF THIS PROXY CARD WILL INDICATE YOUR VOTE OF UNITS OTHER THAN THOSE PURCHASED SIMULTANEOUSLY WITH THE CLASS B UNITS, HELD BY YOU ON THE RECORD DATE WITH RESPECT TO PROPOSAL ONE.

PROPOSAL TWO: ALL UNITS HELD BY YOU AS OF THE RECORD DATE ARE ENTITLED TO VOTE ON PROPOSAL TWO, EXCEPT THAT THE CLASS B UNITS ARE NON-VOTING, AND THEREFORE, CANNOT BE VOTED ON EITHER PROPOSAL ONE OR PROPOSAL TWO.

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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